Exhibit 99.1

Paramount Announces Second Quarter 2024 Results

NEW YORK – July 31, 2024 – Paramount Group, Inc. (NYSE: PGRE) (“Paramount” or the “Company”) filed its Quarterly Report on Form 10-Q for the quarter ended June 30, 2024 today and reported results for the second quarter ended June 30, 2024.

Second Quarter Highlights:

Results of Operations:

•
Reported net loss attributable to common stockholders of $7.8 million, or $0.04 per diluted share, for the quarter ended June 30, 2024, compared to $47.5 million, or $0.22 per diluted share, for the quarter ended June 30, 2023. Net loss attributable to common stockholders for the quarter ended June 30, 2023, includes (i) $23.1 million, or $0.11 per diluted share, for our share of a non-cash real estate impairment loss related to an unconsolidated joint venture, and (ii) non-cash straight-line rent receivable write-offs aggregating $13.0 million, or $0.06 per diluted share, related to the terminated SVB Securities lease at 1301 Avenue of the Americas and the surrendered JPMorgan Chase space at One Front Street.
•
Reported Core Funds from Operations (“Core FFO”) attributable to common stockholders of $43.4 million, or $0.20 per diluted share, for the quarter ended June 30, 2024, compared to $37.1 million, or $0.17 per diluted share, for the quarter ended June 30, 2023. Core FFO attributable to common stockholders for the quarter ended June 30, 2023 includes non-cash straight-line rent receivable write-offs aggregating $13.0 million, or $0.06 per diluted share, related to the terminated SVB Securities lease at 1301 Avenue of the Americas and the surrendered JPMorgan Chase space at One Front Street.
•
Updated and narrowed its full year 2024 Earnings Guidance as follows:
o
Estimated net loss attributable to common stockholders is expected to be between $0.11 and $0.07 per diluted share, compared to its prior estimate of $0.10 and $0.04 per diluted share, an increase in net loss of $0.02 per diluted share at the midpoint of the Company’s prior estimate.
o
Estimated Core FFO attributable to common stockholders is expected to be between $0.76 and $0.80 per diluted share, compared to its prior estimate of $0.75 and $0.81 per diluted share, in-line with the midpoint of the Company’s prior guidance.
•
Reported a 0.1% increase in Same Store Cash Net Operating Income (“NOI”) and a 1.3% decrease in Same Store NOI in the quarter ended June 30, 2024, compared to the same period in the prior year.
•
Leased 198,505 square feet, of which the Company’s share was 158,592 square feet that was leased at a weighted average initial rent of $74.55 per square foot. Of the 198,505 square feet leased, 98,862 square feet represented the Company’s share of second generation space(1), for which mark-to-markets were 1.0% on a cash basis and negative 3.4% on a GAAP basis.
•
Modified the existing $164.8 million mortgage loan at 111 Sutter Street, in which the Company has a 49.0% ownership interest, to extend the maturity to December 2025. The loan bears interest at SOFR plus 215 basis points and all interest shortfalls will continue to accrue to the principal balance of the loan.
•
Declared a second quarter cash dividend of $0.035 per common share on June 14, 2024, which was paid on July 15, 2024.

____________________________________________

(1) Second generation space represents space leased in the current period (i) prior to its originally scheduled expiration, or (ii) that has been vacant for less than twelve months.

Financial Results

Quarter Ended June 30, 2024

Net loss attributable to common stockholders was $7.8 million, or $0.04 per diluted share, for the quarter ended June 30, 2024, compared to $47.5 million, or $0.22 per diluted share, for the quarter ended June 30, 2023. Net loss attributable to common stockholders for the quarter ended June 30, 2023, includes (i) $23.1 million, or $0.11 per diluted share, for our share of a non-cash real estate impairment loss related to an unconsolidated joint venture, and (ii) non-cash straight-line rent receivable write-offs aggregating $13.0 million, or $0.06 per diluted share, related to the terminated SVB Securities lease at 1301 Avenue of the Americas and the surrendered JPMorgan Chase space at One Front Street.

Funds from Operations (“FFO”) attributable to common stockholders was $42.7 million, or $0.20 per diluted share, for the quarter ended June 30, 2024, compared to $34.0 million, or $0.16 per diluted share, for the quarter ended June 30, 2023. FFO attributable to common stockholders for the quarter ended June 30, 2023 includes non-cash straight-line rent receivable write-offs aggregating $13.0 million, or $0.06 per diluted share, related to the terminated SVB Securities lease at 1301 Avenue of the Americas and the surrendered JPMorgan Chase space at One Front Street. FFO attributable to common stockholders for the quarters ended June 30, 2024 and 2023 also includes the impact of other non-core items, which are listed in the table on page 11. While the aggregate of the non-core items, net of amounts attributable to noncontrolling interests, decreased FFO attributable to common stockholders for the quarter ended June 30, 2024 by $0.7 million, it had no impact on FFO per diluted share. The aggregate of the non-core items, net of amounts attributable to noncontrolling interests, decreased FFO attributable to common stockholders for the quarter ended June 30, 2023 by $3.1 million, or $0.01 per diluted share.

Core FFO attributable to common stockholders, which excludes the impact of the non-core items listed on page 11, was $43.4 million, or $0.20 per diluted share, for the quarter ended June 30, 2024, compared to $37.1 million, or $0.17 per diluted share, for the quarter ended June 30, 2023.

Six Months Ended June 30, 2024

Net income attributable to common stockholders was $2.0 million, or $0.01 per diluted share, for the six months ended June 30, 2024, compared to net loss attributable to common stockholders of $45.8 million, or $0.21 per diluted share, for the six months ended June 30, 2023. Net income attributable to common stockholders for the six months ended June 30, 2024 includes $14.1 million, or $0.07 per diluted share, of a non-cash gain on extinguishment of a tax liability related to the Company’s initial public offering. Net loss attributable to the common stockholders for the six months ended June 30, 2023 includes (i) $23.1 million, or $0.11 per diluted share, for our share of a non-cash real estate impairment loss related to an unconsolidated joint venture, and (ii) non-cash straight-line rent receivable write-offs aggregating $13.0 million, or $0.06 per diluted share, related to the terminated SVB Securities lease at 1301 Avenue of the Americas and the surrendered JPMorgan Chase space at One Front Street.

FFO attributable to common stockholders was $102.5 million, or $0.47 per diluted share, for the six months ended June 30, 2024, compared to $90.8 million, or $0.42 per diluted share, for the six months ended June 30, 2023. FFO attributable to common stockholders for the six months ended June 30, 2024 includes $14.1 million, or $0.07 per diluted share, of a non-cash gain on extinguishment of a tax liability related to the Company’s initial public offering. FFO attributable to common stockholders for the six months ended June 30, 2023 includes non-cash straight-line rent receivable write-offs aggregating $13.0 million, or $0.06 per diluted share, related to the terminated SVB Securities lease at 1301 Avenue of the Americas and the surrendered JPMorgan Chase space at One Front Street. FFO attributable to common stockholders for the six months ended June 30, 2024 and 2023 also includes the impact of other non-core items, which are listed in the table on page 11. The aggregate of the non-core items, net of amounts attributable to noncontrolling interests, increased FFO attributable to common stockholders for the six months ended June 30, 2024 by $11.1 million, or $0.05 per diluted share. While the aggregate of the non-core items, net of amounts attributable to noncontrolling interests, decreased FFO attributable to common stockholders for the six months ended June 30, 2023 by $1.0 million, it had no impact on FFO per diluted share.

Core FFO attributable to common stockholders, which excludes the impact of the non-core items listed on page 11, was $91.4 million, or $0.42 per diluted share, for the six months ended June 30, 2024, compared to $91.8 million, or $0.42 per diluted share, for the six months ended June 30, 2023.

Portfolio Operations

Quarter Ended June 30, 2024

Same Store Cash NOI increased by $0.1 million, or 0.1%, to $87.0 million for the quarter ended June 30, 2024 from $86.9 million for the quarter ended June 30, 2023. Same Store NOI decreased by $1.2 million, or 1.3%, to $90.9 million for the quarter ended June 30, 2024 from $92.1 million for the quarter ended June 30, 2023.

During the quarter ended June 30, 2024, the Company leased 198,505 square feet, of which 177,858 square feet was leased in the Company’s same store portfolio. Of the 177,858 square feet leased, the Company’s share was 158,592 square feet that was leased at a weighted average initial rent of $74.55 per square foot. This leasing activity, offset by lease expirations in the quarter, decreased same store leased occupancy by 280 basis points to 86.3% at June 30, 2024 from 89.1% at March 31, 2024. The decrease in same store leased occupancy was driven primarily by the scheduled expiration of Clifford Chance’s lease in June 2024 at 31 West 52nd Street in the Company’s New York portfolio.

Of the 198,505 square feet leased in the second quarter, 98,862 square feet represented the Company’s share of second generation space for which mark-to-markets were 1.0% on a cash basis and negative 3.4% on a GAAP basis. The weighted average lease term for leases signed during the second quarter was 8.6 years and weighted average tenant improvements and leasing commissions on these leases were $12.85 per square foot per annum, or 17.2% of initial rent.

Six Months Ended June 30, 2024

Same Store Cash NOI decreased by $1.3 million, or 0.7%, to $176.2 million for the six months ended June 30, 2024 from $177.5 million for the six months ended June 30, 2023. Same Store NOI decreased by $4.6 million, or 2.4%, to $184.8 million for the six months ended June 30, 2024 from $189.4 million for the six months ended June 30, 2023.

During the six months ended June 30, 2024, the Company leased 475,222 square feet, of which 433,188 square feet was leased in the Company’s same store portfolio. Of the 433,188 square feet leased, the Company’s share was 329,114 square feet that was leased at a weighted average initial rent of $71.58 per square foot. This leasing activity, offset by lease expirations in the six months, decreased same store leased occupancy by 380 basis points to 86.3% at June 30, 2024 from 90.1% at December 31, 2023. The decrease in same store leased occupancy was driven primarily by the scheduled expiration of Clifford Chance’s lease in June 2024 at 31 West 52nd Street in the Company’s New York portfolio.

Of the 475,222 square feet leased in the six months, 193,837 square feet represented the Company’s share of second generation space for which mark-to-markets were negative 1.5% on a cash basis and negative 10.9% on a GAAP basis. The negative mark-to-market of 10.9% on a GAAP basis was driven primarily by a FAS 141 below-market lease adjustment that was included in the prior GAAP rent. Excluding the below-market lease adjustment from the prior GAAP rent, the mark-to-market on a GAAP basis would have been negative 2.8%. The weighted average lease term for leases signed during the six months was 8.3 years and weighted average tenant improvements and leasing commissions on these leases were $11.69 per square foot per annum, or 16.3% of initial rent.

Guidance

The Company is updating and narrowing its Estimated Core FFO Guidance for the full year of 2024, which is reconciled below to estimated net loss attributable to common stockholders per diluted share in accordance with GAAP. The Company estimates that net loss attributable to common stockholders will be between $0.11 and $0.07 per diluted share, compared to its prior estimate of $0.10 and $0.04 per diluted share, an increase in net loss of $0.02 per diluted share at the midpoint of the Company’s prior estimate. The increase in net loss of $0.02 per diluted share resulted primarily from higher depreciation expense. The estimated net loss attributable to common stockholders per diluted share is not a projection and is being provided solely to satisfy the disclosure requirements of the U.S. Securities and Exchange Commission.

Based on the Company’s performance for the six months ended June 30, 2024 and its outlook for the remainder of 2024, the Company is updating and narrowing its Estimated 2024 Core FFO to be between $0.76 and $0.80 per diluted share, compared to its prior estimate of $0.75 and $0.81 per diluted share, in-line with the midpoint of the Company’s prior guidance.

	Full Year 2024
(Amounts per diluted share)	Low	High
Estimated net loss attributable to common stockholders	$(0.11)	$(0.07)
Pro rata share of real estate depreciation and amortization, including the Company's share of unconsolidated joint ventures	0.92	0.92
Estimated FFO	0.81	0.85
Adjustments for non-core items (1)	(0.05)	(0.05)
Estimated Core FFO	$0.76	$0.80

Except as described above, these estimates reflect management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels and the earnings impact of the events referenced in this release and otherwise to be referenced during the conference call referred to on page 8. These estimates do not include the impact on operating results from possible future property acquisitions or dispositions, or realized and unrealized gains and losses on real estate related fund investments. There can be no assurance that the Company’s actual results will not differ materially from the estimates set forth above.

_________________________

(1) Represents non-core items for the six months ended June 30, 2024, that are listed in the table on page 11. The Company is not making projections for non-core items that may impact its financial results for the remainder of 2024, which may include unrealized gains or losses on real estate fund investments, acquisition and transaction related costs and other items that are not included in Core FFO.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. You can identify these statements by our use of the words “assumes,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “plans,” “projects” and similar expressions that do not relate to historical matters. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company’s control and could materially affect actual results, performance or achievements. These factors include, without limitation, the ability to enter into new leases or renew leases on favorable terms; dependence on tenants’ financial condition; the risk we may lose a major tenant or that a major tenant may be adversely impacted by market and economic conditions, including elevated inflation and interest rates; trends in the office real estate industry including telecommuting, flexible work schedules, open workplaces and teleconferencing; the uncertainties of real estate development, acquisition and disposition activity; the ability to effectively integrate acquisitions; fluctuations in interest rates and the costs and availability of financing; the ability of our joint venture partners to satisfy their obligations; the effects of local, national and international economic and market conditions and the impact of elevated inflation and interest rates on such market conditions; the effects of acquisitions, dispositions and possible impairment charges on our operating results; the negative impact of any future pandemic, endemic or outbreak of infectious disease on the U.S., regional and global economies and our tenants’ financial condition and results of operations; regulatory changes, including changes to tax laws and regulations; and other risks and uncertainties detailed from time to time in the Company’s filings with the U.S. Securities and Exchange Commission. The Company does not undertake a duty to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

FFO is a supplemental measure of our performance. We present FFO in accordance with the definition adopted by the National Association of Real Estate Investment Trusts (“Nareit”). Nareit defines FFO as net income or loss, calculated in accordance with accounting principles generally accepted in the United States of America (“GAAP”), adjusted to exclude depreciation and amortization from real estate assets, impairment losses on certain real estate assets and gains or losses from the sale of certain real estate assets or from change in control of certain real estate assets, including our share of such adjustments of unconsolidated joint ventures. FFO is commonly used in the real estate industry to assist investors and analysts in comparing results of real estate companies because it excludes the effect of real estate depreciation and amortization and net gains on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions. In addition, we present Core FFO as an alternative measure of our operating performance, which adjusts FFO for certain other items that we believe enhance the comparability of our FFO across periods. Core FFO, when applicable, excludes the impact of certain items, including, transaction related costs, realized and unrealized gains or losses on real estate related fund investments, unrealized gains or losses on interest rate swaps, severance costs, gains or losses on early extinguishment of debt and other non-core adjustments, in order to reflect the Core FFO of our real estate portfolio and operations. In future periods, we may also exclude other items from Core FFO that we believe may help investors compare our results.

FFO and Core FFO are presented as supplemental financial measures and do not fully represent our operating performance. Other REITs may use different methodologies for calculating FFO and Core FFO or use other definitions of FFO and Core FFO and, accordingly, our presentation of these measures may not be comparable to other real estate companies. Neither FFO nor Core FFO is intended to be a measure of cash flow or liquidity. Please refer to our financial statements, prepared in accordance with GAAP, for purposes of evaluating our financial condition, results of operations and cash flows.

NOI is used to measure the operating performance of our properties. NOI consists of rental revenue (which includes property rentals, tenant reimbursements and lease termination income) and certain other property-related revenue less operating expenses (which includes property-related expenses such as cleaning, security, repairs and maintenance, utilities, property administration and real estate taxes). We also present Cash NOI which deducts from NOI, straight-line rent adjustments and the amortization of above and below-market leases, including our share of such adjustments of unconsolidated joint ventures. In addition, we present PGRE’s share of NOI and Cash NOI which represents our share of NOI and Cash NOI of consolidated and unconsolidated joint ventures, based on our percentage ownership in the underlying assets. We use NOI and Cash NOI internally as performance measures and believe they provide useful information to investors regarding our financial condition and results of operations because they reflect only those income and expense items that are incurred at the property level.

Same Store NOI is used to measure the operating performance of properties in our New York and San Francisco portfolios that were owned by the Company in a similar manner during both the current period and prior reporting periods and represents Same Store NOI from consolidated and unconsolidated joint ventures based on our percentage ownership in the underlying assets. Same Store NOI also excludes lease termination income, impairment of receivables arising from operating leases and certain other items that may vary from period to period. We also present Same Store Cash NOI, which excludes the effect of non-cash items such as the straight-line rent adjustments and the amortization of above and below-market leases.

In the first quarter of 2024, we updated our presentation of NOI, Cash NOI and Core FFO attributable to common stockholders to exclude the impact of Market Center and 111 Sutter Street, which we have designated as non-core assets. Accordingly, we have recast the presentation for all prior periods presented to reflect this change.

A reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure can be found in this press release and in our Supplemental Information for the quarter ended June 30, 2024, which is available on our website.

Investor Conference Call and Webcast

The Company will host a conference call and audio webcast on Thursday, August 1, 2024 at 10:00 a.m. Eastern Time (ET), during which management will discuss the second quarter results and provide commentary on business performance. A question and answer session with analysts and investors will follow the prepared remarks.

The conference call can be accessed by dialing 877-407-0789 (domestic) or 201-689-8562 (international). An audio replay of the conference call will be available from 1:00 p.m. ET on August 1, 2024 through August 8, 2024 and can be accessed by dialing 844-512-2921 (domestic) or 412-317-6671 (international) and entering the passcode 13746987.

A live audio webcast of the conference call will be available through the “Investors” section of the Company’s website, www.pgre.com. A replay of the webcast will be archived on the Company’s website.

About Paramount Group, Inc.

Headquartered in New York City, Paramount Group, Inc. is a fully-integrated real estate investment trust that owns, operates, manages, acquires and redevelops high-quality, Class A office properties located in select central business district submarkets of New York City and San Francisco. Paramount is focused on maximizing the value of its portfolio by leveraging the sought-after locations of its assets and its proven property management capabilities to attract and retain high-quality tenants.

Contact Information:

Wilbur Paes Chief Operating Officer, Chief Financial Officer and Treasurer 212-237-3122 ir@pgre.com	Tom Hennessy Vice President, Investor Relations and Business Development 212-237-3138 ir@pgre.com

Media:

212-492-2285

pr@pgre.com

Paramount Group, Inc.

Consolidated Balance Sheets

(Unaudited and in thousands)

Assets:	June 30, 2024	December 31, 2023
Real estate, at cost:
Land	$1,966,237	$1,966,237
Buildings and improvements	6,276,347	6,250,379
	8,242,584	8,216,616
Accumulated depreciation and amortization	(1,550,341)	(1,471,819)
Real estate, net	6,692,243	6,744,797
Cash and cash equivalents	307,461	428,208
Restricted cash	164,639	81,391
Accounts and other receivables	13,917	18,053
Real estate related fund investments	-	775
Investments in unconsolidated real estate related funds	4,536	4,549
Investments in unconsolidated joint ventures	130,087	132,239
Deferred rent receivable	353,769	351,209
Deferred charges, net	105,812	108,751
Intangible assets, net	57,612	68,005
Other assets	71,788	68,238
Total assets	$7,901,864	$8,006,215

Liabilities:
Notes and mortgages payable, net	$3,672,103	$3,803,484
Revolving credit facility	-	-
Accounts payable and accrued expenses	110,789	114,463
Dividends and distributions payable	8,382	8,360
Intangible liabilities, net	24,125	28,003
Other liabilities	30,802	37,017
Total liabilities	3,846,201	3,991,327
Equity:
Paramount Group, Inc. equity	3,181,913	3,203,285
Noncontrolling interests in:
Consolidated joint ventures	485,983	413,925
Consolidated real estate related funds	93,340	110,589
Operating Partnership	294,427	287,089
Total equity	4,055,663	4,014,888
Total liabilities and equity	$7,901,864	$8,006,215

Paramount Group, Inc.

Consolidated Statements of Income

(Unaudited and in thousands, except share and per share amounts)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Revenues:
Rental revenue	$179,678	$165,506	$359,401	$347,219
Fee and other income	7,730	7,156	16,884	13,917
Total revenues	187,408	172,662	376,285	361,136
Expenses:
Operating	74,192	71,078	145,932	141,387
Depreciation and amortization	61,735	62,627	122,849	121,515
General and administrative	16,632	16,224	33,266	30,847
Transaction related costs	423	63	601	191
Total expenses	152,982	149,992	302,648	293,940
Other income (expense):
Loss from real estate related fund investments	(27)	(42,644)	(70)	(39,094)
(Loss) income from unconsolidated real estate related funds	(15)	32	90	(146)
Loss from unconsolidated joint ventures	(771)	(28,402)	(2,117)	(34,164)
Interest and other income, net	3,893	2,967	23,313	5,892
Interest and debt expense	(40,004)	(36,879)	(80,273)	(73,338)
(Loss) income before income taxes	(2,498)	(82,256)	14,580	(73,654)
Income tax expense	(362)	(573)	(709)	(861)
Net (loss) income	(2,860)	(82,829)	13,871	(74,515)
Less net (income) loss attributable to noncontrolling interests in:
Consolidated joint ventures	(6,269)	(5,351)	(11,475)	(10,992)
Consolidated real estate related funds	589	37,301	(173)	36,478
Operating Partnership	721	3,341	(177)	3,220
Net (loss) income attributable to common stockholders	$(7,819)	$(47,538)	$2,046	$(45,809)

(Loss) Income per Common Share:
Basic	$(0.04)	$(0.22)	$0.01	$(0.21)
Diluted	$(0.04)	$(0.22)	$0.01	$(0.21)

Weighted average common shares outstanding:
Basic	217,204,870	217,003,931	217,155,278	216,784,737
Diluted	217,204,870	217,003,931	217,208,977	216,784,737

Paramount Group, Inc.

Reconciliation of Net (Loss) Income to FFO and Core FFO

(Unaudited and in thousands, except share and per share amounts)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Reconciliation of net (loss) income to FFO and Core FFO:
Net (loss) income	$(2,860)	$(82,829)	$13,871	$(74,515)
Real estate depreciation and amortization (including our share of unconsolidated joint ventures)	65,035	72,096	129,459	140,527
Our share of a non-cash real estate impairment loss related to an unconsolidated joint venture	-	24,734	-	24,734
Amounts attributable to noncontrolling interests in consolidated joint ventures and real estate related funds	(15,585)	22,406	(31,470)	6,401
FFO attributable to the Operating Partnership	46,590	36,407	111,860	97,147
Amounts attributable to noncontrolling interests in the Operating Partnership	(3,935)	(2,390)	(9,384)	(6,351)
FFO attributable to common stockholders	$42,655	$34,017	$102,476	$90,796
Per diluted share	$0.20	$0.16	$0.47	$0.42

FFO attributable to the Operating Partnership	$46,590	$36,407	$111,860	$97,147
Adjustments for non-core items:
Non-cash gain on extinguishment of IPO related tax liability	-	-	(15,437)	-
Non-core assets (1)	-	(1,660)	-	(3,276)
Our share of realized and unrealized gains and losses from consolidated and unconsolidated real estate related funds	(692)	5,618	28	3,756
Other, net (primarily adjustments related to unconsolidated joint ventures)	1,537	(642)	3,288	573
Core FFO attributable to the Operating Partnership	47,435	39,723	99,739	98,200
Amounts attributable to noncontrolling interests in the Operating Partnership	(4,007)	(2,608)	(8,373)	(6,422)
Core FFO attributable to common stockholders	$43,428	$37,115	$91,366	$91,778
Per diluted share	$0.20	$0.17	$0.42	$0.42

Reconciliation of weighted average shares outstanding:
Weighted average shares outstanding	217,204,870	217,003,931	217,155,278	216,784,737
Effect of dilutive securities	27,125	11,089	53,699	31,669
Denominator for FFO and Core FFO per diluted share	217,231,995	217,015,020	217,208,977	216,816,406

_______________________________________________________________________

(1) Represents Market Center and 111 Sutter Street.

Paramount Group, Inc.

Reconciliation of Net (Loss) Income to Same Store NOI and Same Store Cash NOI

(Unaudited and in thousands)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Reconciliation of net (loss) income to Same Store NOI
and Same Store Cash NOI:
Net (loss) income	$(2,860)	$(82,829)	$13,871	$(74,515)
Adjustments to arrive at NOI:
Fee income	(4,304)	(4,976)	(10,552)	(9,533)
Depreciation and amortization	61,735	62,627	122,849	121,515
General and administrative	16,632	16,224	33,266	30,847
Loss from real estate related fund investments	27	42,644	70	39,094
Loss from unconsolidated joint ventures	771	28,402	2,117	34,164
NOI from unconsolidated joint ventures (excluding One Steuart Lane)	5,625	10,720	11,227	21,101
Interest and other income, net	(3,893)	(2,967)	(23,313)	(5,892)
Interest and debt expense	40,004	36,879	80,273	73,338
Income tax expense	362	573	709	861
Non-core assets (1)	-	(5,217)	-	(10,293)
Other, net	438	31	511	337
Amounts attributable to noncontrolling interests in consolidated joint ventures	(23,901)	(22,564)	(46,809)	(45,276)
PGRE's share of NOI	90,636	79,547	184,219	175,748
Non-same store adjustments:
Lease termination income	(1,029)	(2,055)	(1,973)	(2,055)
Non-cash write-offs of straight-line rent receivables	-	13,906	-	13,906
Other, net	1,299	686	2,603	1,823
PGRE's share of Same Store NOI	$90,906	$92,084	$184,849	$189,422

PGRE's share of NOI	$90,636	$79,547	$184,219	$175,748
Adjustments to arrive at Cash NOI:
Straight-line rent (including our share of unconsolidated joint ventures)	(1,116)	7,515	(4,503)	(176)
Amortization of above and below-market leases, net (including our share of unconsolidated joint ventures)	(1,949)	(2,239)	(3,607)	(4,077)
Non-core assets (1)	-	299	-	560
Amounts attributable to noncontrolling interests in consolidated joint ventures	(1,028)	2,857	(589)	5,724
PGRE's share of Cash NOI	86,543	87,979	175,520	177,779
Non-same store adjustments:
Lease termination income	(1,029)	(2,055)	(1,973)	(2,055)
Other, net	1,476	948	2,674	1,763
PGRE's share of Same Store Cash NOI	$86,990	$86,872	$176,221	$177,487

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(1) Represents Market Center and 111 Sutter Street.